Exhibit 4.1

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated as of June 6, 2016 (“Effective Date”), is by and among Atlas Resource Partners Holdings, LLC, a Delaware limited liability company (the “Company”), Atlas Resource Finance Corporation, a Delaware corporation (together with the Company, the “Issuers”), Atlas Resource Partners, L.P. (the “Parent Guarantor”), the Subsidiary Guarantors named herein (the Parent Guarantor and Subsidiary Guarantors hereinafter known as the “Guarantors”), Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Resigning Trustee”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Successor Trustee”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture (as defined below).

RECITALS

WHEREAS, the Issuers, the Guarantors and the Resigning Trustee are party to an Indenture dated as of July 30, 2013, (as the same may be supplemented and amended from time to time, the “Indenture”);

WHEREAS, pursuant to the Indenture, on July 30, 2013 and October 14, 2014, the Issuers (or their predecessor) issued $250,000,000.00 and $75,000,000.00 of principal amount, respectively, for an aggregate of $325,000,000.00 in principal amount of their 9.25% Senior Notes due 2021 (the “Notes”), which are issued in the form of global notes registered in the name of CEDE & CO., nominee of The Depository Trust Company (the “Global Notes”);

WHEREAS, the Issuers appointed the Resigning Trustee as the Trustee, Note Custodian, Registrar and Paying Agent under the Indenture;

WHEREAS, there is presently issued and outstanding $312,935,000.00 in aggregate principal amount of Notes;

WHEREAS, Section 7.08 of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Issuers;

WHEREAS, Section 7.08 of the Indenture provides that if the Trustee resigns, the Issuers shall promptly appoint a successor Trustee;

WHEREAS, the Resigning Trustee desires to resign as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture, and the Issuers desire to appoint the Successor Trustee as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture to succeed the Resigning Trustee in each of such capacities under the Indenture; and

WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture;

NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Acceptance of Resignation of Resigning Trustee; Appointment of Successor Trustee. The Resigning Trustee hereby resigns as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture. The Issuers accept the resignation of the Resigning Trustee as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture. The Issuers hereby appoint the Successor Trustee as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture. The Issuers hereby acknowledge that, as of the Effective Date, the Successor Trustee shall be the Trustee under the Indenture and shall hold all rights, powers, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture. The Issuers shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest in and confirm to the Successor Trustee all the rights, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture.

2. Issuers’ Representations and Warranties. The Issuers each represent and warrant to the Successor Trustee that:

a.	It is duly organized and validly existing under the laws of the State of Delaware;

b.	It has full power, authority, and right to execute, deliver and perform this Instrument;

c.	The Indenture was validly and lawfully executed and delivered by the Issuers and the Guarantors and is in full force and effect. The current outstanding aggregate principal amount of the Notes is $312,935,000.00;

d.	There is no action, suit or proceeding pending or, to the best of the Issuers’ knowledge, threatened against the Issuers before any court or any governmental authority arising out of any act or omission of the Issuers under the Indenture;

e.	No covenant or condition contained in the Indenture has been waived by the Issuers or, to the best of the Issuers’ knowledge, by holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver;

f.	Assuming the accuracy of the representation made by the Successor Trustee in Section 4 hereof, all conditions precedent relating to the appointment of the Successor Trustee as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture have been complied with by the Issuers, and such appointment is permitted by the Indenture;

g.	No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture; and

h.	Except as set forth on Exhibit B hereto, the Indenture has not been supplemented and remains in full force and effect.

3. Resigning Trustee Representations and Warranties. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

a.	To the knowledge of the responsible officer of the Resigning Trustee who is signing this document, no covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the holders of the percentage in aggregate principal amount of Notes required by the Indenture to effect any such waiver;

b.	To the knowledge of the responsible officer of the Resigning Trustee who is signing this document, there is no action, suit or proceeding pending or threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Note Custodian, Registrar or Paying Agent under the Indenture;

c.	The Resigning Trustee shall endeavor to deliver to Successor Trustee, as of or immediately after the Effective Date, to the extent available, all of the documents listed in Exhibit B hereto;

d.	The execution and delivery of this Instrument has been duly authorized by the Resigning Trustee, and this Instrument constitutes the Resigning Trustee’s legal, valid, binding and enforceable obligation;

e.	The Resigning Trustee certifies that $312,935,000.00 in principal amount of Notes is outstanding and interest due on the Notes has been paid to, and including, February 15, 2016; and

f.	Except as set forth on Exhibit B hereto, the Indenture has not been supplemented and remains in full force and effect.

4. Successor Trustee Representation and Warranty. The Successor Trustee represents and warrants to the Resigning Trustee and the Issuers that it is eligible to serve as Trustee under Section 7.10 of the Indenture. This Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

5. Assignment by Resigning Trustee. Effective on the Effective Date, the Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture, all rights, powers, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture as Trustee, Note Custodian, Registrar and Paying Agent, and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture.

6. Acceptance by Successor Trustee. The Successor Trustee accepts its appointment as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture and shall assume said rights, powers, duties and obligations upon the terms and conditions set forth in the Indenture. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, the form of which is annexed hereto as Exhibit A, to be sent to the Issuers and each Holder of the Notes.

7. Additional Documentation. The Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, duties and obligations hereby assigned, transferred, delivered and conveyed, agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Successor Trustee.

8. Choice of Laws. This Instrument shall be governed by the laws of the State of New York.

9. Counterparts. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all counterparts shall constitute but one Instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of a portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

10. Patriot Act. The Issuers acknowledge that, in accordance with Section 326 of the USA Patriot Act, the Successor Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee. The Issuers agree that they will provide the Successor Trustee with such information as it may reasonably request in order for it to satisfy the requirements of the USA Patriot Act.

11. Notices. All notices, whether faxed or mailed, will be deemed received in accordance with Section 12.02 of the Indenture to the following:

TO THE SUCCESSOR TRUSTEE:

U.S. Bank National Association

Global Corporate Trust Services

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attn: Steven Finklea, Vice President

Facsimile: 713-235-9213

TO THE RESIGNING TRUSTEE:

Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, New York 10017

Attention: Corporate Trust Services – Administrator for Atlas Resources

                                                                      Finance Corporation

Facsimile: 917-260-1593

TO THE ISSUERS:

Atlas Resource Partners Holdings, LLC

712 Fifth Avenue, 11th Floor

New York, New York 10019

Attention: Betsy Toney

Facsimile: 215-561-5692

With a copy to:

Paul Hastings

600 Travis Street

58th Floor

Houston, Texas 77002

Attention: Lindsay Sparks

Facsimile: 713-353-3100

12. Effectiveness. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the Effective Date, upon the execution and delivery hereof by each of the parties hereto; provided, that the resignation of the Resigning Trustee as Note Custodian, Registrar and Paying Agent and the appointment of the Successor Trustee as Note Custodian, Registrar and Paying Agent under the Indenture shall be effective 10 business days after the Effective Date.

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IN WITNESS WHEREOF, the parties hereto have executed this Instrument as of the date set forth above.

Atlas Resource Partners Holdings, LLC, as Issuer

By	/s/ Jeffrey M. Slotterback
Name: Jeffrey Slotterback
Title: Chief Financial Officer

Atlas Resource Finance Corporation, as Issuer

By	/s/ Jeffrey M. Slotterback
Name: Jeffrey Slotterback
Its: Chief Financial Officer

Parent Guarantor:
Atlas Resource Partners, L.P.
By: Atlas Energy Group, LLC, its General Partner

By	/s/ Jeffrey M. Slotterback
Name: Jeffrey Slotterback
Title: Chief Financial Officer

Subsidiary Guarantors:

Atlas Energy Colorado, LLC

Atlas Energy Indiana, LLC

Atlas Energy Ohio, LLC

Atlas Energy Tennessee, LLC

Atlas Noble, LLC

Atlas Resources, LLC

REI-NY, LLC

Resource energy, LLC

Resource Well Services, LLC

Viking Resources, LLC

ARP Barnett, LLC

ARP Oklahoma, LLC

Atlas Barnett, LLC

ARP Production Company, LLC

ARP Mountaineer Production, LLC

ARP Production Company, LLC

ARP Rangely Production, LLC

By	/s/ Jeffrey M. Slotterback
Name: Jeffrey Slotterback
Title: Chief Financial Officer

ARP Eagle Ford, LLC

        By: Atlas Resource Partners Holdings, LLC, its Sole Member

By	/s/ Jeffrey M. Slotterback
Name: Jeffrey Slotterback
Title: Chief Financial Officer

ATLS Production Company, LLC

        By: ARP Production Company, LLC, its Sole Member

        By: Atlas Resource Partners Holdings, LLC, its Sole Member

By	/s/ Jeffrey M. Slotterback
Name: Jeffrey Slotterback
Title: Chief Financial Officer

ARP Barnett Pipeline, LLC

By: ARP Barnett, LLC, its Sole Member

        By: Atlas Resource Partners Holdings, LLC, its Sole Member

By	/s/ Jeffrey M. Slotterback
Name: Jeffrey Slotterback
Title: Chief Financial Officer

Wells Fargo Bank, National Association, as Resigning Trustee

By	/s/ Martin Reed
Name: Martin Reed
Its Vice President

U.S. Bank National Association, as Successor Trustee

By	/s/ Steven A. Finklea
Name: Steven A. Finklea
Its Vice President

EXHIBIT A

[U.S. Bank Letterhead]

Notice to Holders of Atlas Resource Partners Holdings, LLC and Atlas Resource Finance Corporation (the “Issuers”) 9.25% Senior Notes due 2021 (the “Notes”):

Cusip Numbers1: 049296AE6

THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL HOLDERS OF THE SUBJECT NOTES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Reference is hereby made to that certain Indenture, dated as of July 30, 2013 (as supplemented, modified or amended from time to time, the “Indenture”), by and among the Issuers, each of the Guarantors named in the Indenture, and Wells Fargo Bank, National Association, as Trustee, pursuant to which the above-referenced Notes were issued and are outstanding.

NOTICE IS HEREBY GIVEN, pursuant to Section 7.08 of the Indenture that Wells Fargo Bank, National Association has resigned as Trustee, Note Custodian, Registrar and Paying Agent under the Indenture.

NOTICE IS HEREBY FURTHER GIVEN, pursuant to Section 7.08 of the Indenture, that the Issuers have appointed U.S. Bank National Association (“U.S. Bank”), whose corporate trust office is located at 5555 San Felipe, Suite 1150, Houston, Texas 77056, as Successor Trustee, Note Custodian, Registrar and Paying Agent under the Indenture, and U.S. Bank has accepted such appointment.

NOTICE IS HEREBY FURTHER GIVEN that Wells Fargo Bank, National Association’s resignation as Trustee and U.S. Bank’s appointment as Successor Trustee will be effective as of the closing of business on June 6, 2016.

Dated: June 2, 2016

U.S. Bank National Association,

as Successor Trustee

[1]	CUSIP numbers appearing herein have been included solely for the convenience of the Holders. The Trustee assumes no responsibility for the selection or use of such numbers and makes no representation as to the correctness of the CUSIP numbers listed above.

EXHIBIT B

Documents to be delivered by Resigning Trustee to Successor Trustee as to the Indenture:

1. Executed copy of the Indenture, including executed copies of the 1st Supplemental Indenture dated July 31, 2013, the Second Supplemental Indenture dated October 14, 2014, the Third Supplemental Indenture dated July 23, 2015 and the Fourth Supplemental Indenture dated December 17, 2015.

2. Certified list of noteholders as of the Effective Date, certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered noteholders, the computer tape reflecting the identity of such noteholders).

3. Copies of any official notices sent by the Resigning Trustee to all the holders of the Notes pursuant to the terms of the Indenture during the past twelve months and a copy of the Resigning Trustee’s most recent annual report to Holders, if any.

4. Original Global Notes.

5. LIST OTHER ITEMS NEEDED FOR ADMINISTRATION AS MAY BE REQUIRED

6. Such other non-confidential, unprivileged documents or information as the Successor Trustee may reasonably request on or after the Effective Date.